INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-32165 of Avondale Industries, Inc. on Form S-8 of our report dated February 22, 1999, appearing in this Annual Report on Form 10-K of Avondale Industries, Inc. for the year ended December 31, 1998.

\s\ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP

New Orleans, Louisiana
February 22, 1999